AMENDMENT NO. 1 TO THE
BRAND LICENSE AND ONLINE CASINO OPERATING AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”), is made and entered into as of July 10, 2006 (the “Effective Date”) by and between WPT Enterprises, Inc., a Delaware corporation, with its principal place of business at 5700 Wilshire Boulevard, Suite 350, Los Angeles, CA 90036 (“WPT”), and WagerWorks Alderney 3 Limited, an Alderney company (“WagerWorks”), and a wholly owned subsidiary of WagerWorks, Inc., a Delaware corporation, with its principle place of business at 71 Stevenson Street, Suite 1200, San Francisco, CA 94105 (each of WPT and WagerWorks a “Party” and, collectively, the “Parties”).

RECITALS

WPT and WagerWorks are parties to the Brand License and Online Casino Operating Agreement, dated as of January 19, 2005 (“Agreement”).

The Parties wish to amend certain terms and provisions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms not defined within this Amendment, when used in this Amendment, have the respective meanings set forth on Schedule 1 of the Agreement, incorporated herein by this reference.

2. AMENDMENT. The Agreement is hereby amended as follows:

2.1. Section 2.3 Re Exclusivity. Section 2.3 of the Agreement is hereby deleted in its entirety and replaced as follows:

“During the Term, WPT will not operate, or enter into any other operating agreements with any other person or entity for the purpose of hosting or operating, a “World Poker Tour” branded commercial Gaming Internet site (i.e., a “World Poker Tour” branded Internet Gaming site that shares revenue for Gaming operations with WPT). Notwithstanding anything to the contrary, the Parties agree that the exclusivity restrictions set forth herein shall not apply to:

(i) any “World Poker Tour” branded Internet site that provides skill based games (as opposed to games with random based outcomes), provided, however, that the exclusivity restrictions set forth in this Section 2.3 shall be applicable to “World Poker Tour” branded Internet Gaming sites that provide poker Gaming, despite the fact that poker is a skill based game;

(ii) any Internet site owned or operated by WPT that offers multi-play poker Gaming using the software application licensed to WPT by CyberArts Licensing, LLC; and

(iii) multi-play poker Gaming offered by WPT via cellular phones using the software application provided by 3G Scene, Limited.

For purposes of clarity, any other reference in the Agreement to the provisions of Section 2.3 shall not be read to suggest any type of exclusivity restrictions for poker operations except as expressly set forth in Section 2.3, as amended by this Amendment.

3. Cessation of Operation of the WPT Poker Room and Freeplay Site. Notwithstanding the Term of this Agreement WagerWorks shall terminate its operation and hosting of the WPT Poker Room (i.e., www.wptonline.com) upon the earlier to occur of: (i) August 1, 2007; (ii) thirty (30) days following receipt by WagerWorks of a request by WPT to terminate operating the WPT Poker Room; or (iii) sixty (60) days following notice by WagerWorks to WPT that it will terminate operating the WPT Poker Room. Promptly following execution of this Amendment, WPT will use commercially reasonable efforts to commence operating, or engage a third party to operate, the freeplay site at www.wptonline.net, which freeplay site was developed and is operated pursuant to the WPT Supplement Free Play Site Solution, dated June 27, 2005 (the “Freeplay Site Supplement”). WagerWorks will continue to host the freeplay site until the earlier to occur of: (x) WPT commencing operation of, or a third party on WPT’s behalf commencing operation of, the freeplay site or its equivalent; (y) receipt by WagerWorks of a request by WPT to terminate operating the freeplay site; or (z) October 31, 2006. Upon request, WagerWorks will transfer the freeplay site customer database to WPT or its third party provider in a mutually agreed upon format, and will provide commercially reasonable assistance necessary to transition operation of the freeplay site. Upon WagerWorks ceasing operation of the freeplay site WagerWorks will refund to WPT an amount equal to the hardware costs actually paid by WPT to WagerWorks as contemplated in the Freeplay Site Supplement, reduced by the pro-rata amount contemplated in the event of WPT’s abandonment of the freeplay site pursuant to the Freeplay Site Supplement (i.e., WagerWorks will refund a portion of the hardware costs actually paid by WPT to WagerWorks for the freeplay site system based on a 36-month straight line depreciation schedule of the equipment at the time of abandonment).

4. Section 6.3 Re: Participation. The second sentence of Section 6.3 of the Agreement is hereby amended as follows, such that, solely for the WPT Poker Room, WagerWorks shall be entitled to an amount of revenue equal to 75% (i.e., instead of 25% as previously stated) and shall pay an amount of Poker Participation to WPT equal to 25% (i.e., instead of 75% as previously stated):

“Additionally, WagerWorks shall collect all revenues from the operation and exploitation of the WPT Poker Room, shall retain an amount equal to 75% of the “Net Poker Revenue” (as defined in Section 6.3.3. hereof), and shall pay an amount equal to 25% of the Net Poker Revenue to WPT (such amounts payable to WPT, the “Poker Participation”, and together with the Gaming Participation, the “Participations”).

5. Effect on Agreement. Except as otherwise herein expressly amended and supplemented, the Agreement is in all other aspects hereby ratified and confirmed.

[Signature page follows]

WPT ENTERPRISES, INC.

By:_/s/ Adam J. Pliska
Adam J. Pliska
General Counsel

WAGERWORKS ALDERNEY 3, LIMITED

By:     /s/ Paul D. Matthews
Paul D. Matthews
President